Exhibit 99.1

Charles River Announces Fourth-Quarter and Full-Year 2008 Results and 2009 Guidance

WILMINGTON, Mass.--(BUSINESS WIRE)--February 9, 2009--Charles River Laboratories International, Inc. (NYSE: CRL):

– Company Records Goodwill Impairment of $700.0 Million, or $10.43 per Share –

– Fourth-Quarter GAAP Loss per Share of $9.91 Including the Charge, and Non-GAAP Earnings per Share of $0.59 –

– Full-Year GAAP Loss per Share of $7.76 Including the Charge and Non-GAAP Earnings per Share of $2.89 –

– 2009 Guidance of GAAP EPS Between $1.86-$2.16 and Non-GAAP EPS Between $2.30-$2.60 –

– Company to Repatriate $90 Million of Foreign Earnings in First Quarter of 2009 –

Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2008 and provided guidance for 2009. For the quarter, net sales decreased 2.1% to $311.4 million from $318.0 million in the fourth quarter of 2007. Higher sales for the Research Models and Services (RMS) segment were offset by lower sales for the Preclinical Services (PCS) segment and by foreign exchange, which decreased sales growth by 4.2%.

On a GAAP basis, the net loss for the fourth quarter of 2008 was $661.9 million, or $9.91 per diluted share, compared to net income of $36.9 million, or $0.52 per diluted share, for the fourth quarter of 2007. These results include a non-cash goodwill impairment of $700.0 million, or $10.43 per diluted share, in connection with management’s annual assessment of goodwill on its balance sheet. There is no impact on the Company’s cash flows or debt covenants as a result of the impairment, and only a small tax benefit related to the impairment charge.

On a non-GAAP basis, net income was $39.7 million for the fourth quarter of 2008, compared to $45.9 million for the same period in 2007, a decrease of 13.6%. Fourth-quarter diluted earnings per share on a non-GAAP basis were $0.59, a decrease of 9.2% compared to $0.65 per share in the fourth quarter of 2007. Non-GAAP earnings per share in the fourth quarter of 2008 excluded the goodwill impairment charge, $7.5 million of amortization of intangible assets related to acquisitions; a charge of $1.9 million as a result of a change in Massachusetts tax law; a benefit of $4.0 million on repatriation of accumulated foreign earnings; and a net charge of $2.5 million related to severance costs due to cost-saving actions, the sale of the Company’s Vaccine business in Mexico, closure of its RMS facility in Hungary, and advisory fees incurred in connection with repatriation of accumulated foreign earnings. For the fourth quarter of 2007, non-GAAP earnings per share excluded $9.1 million of amortization of intangible assets related to acquisitions and a charge of $4.6 million related to the Company’s exit from its Worcester, Massachusetts preclinical facility, which was partially offset by a $2.1 million benefit resulting from a deferred tax revaluation.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our 2008 results reflect the impact of the global economic crisis and the challenges our pharmaceutical and biotechnology clients are facing, especially in the PCS segment. The RMS segment continued to perform well. On an organic basis, RMS sales grew approximately 10.5% for the year, and the GAAP and non-GAAP margins remained in line with the previous year.”

“Our guidance for 2009 reflects our expectation that softer market demand, particularly for preclinical services, will persist at least until mid-year, although we are currently seeing signs of firming demand. We believe that this environment is temporary, and that our clients will continue to outsource drug development services as they strive to improve the efficiency of their drug pipelines. We have had a number of meetings with senior management of our largest clients to discuss opportunities to meaningfully broaden our partnerships with them, and are encouraged by these opportunities.”

“We are using this period of market uncertainty to continue to streamline our operations, and have implemented actions in the fourth quarter to improve our operating efficiency and cost structure. Additional actions will occur in the first quarter, as a result of which we expect to reduce our operating costs by approximately $20.0 million in 2009, with an annual run-rate of $25.0 million beginning in 2010. We intend to emerge from this period as a leaner, more efficient operation, and combined with our deep scientific expertise, enhance our position as an ideal partner for pharmaceutical and biotechnology companies,” Mr. Foster concluded.

First-Quarter Actions

Cost-Saving Initiatives

In order to align our infrastructure for enhanced operating efficiency, the Company intends to undertake a number of actions in the first quarter of 2009, the most significant of which is a headcount reduction of approximately 3% company-wide. The majority of the reductions will occur in the PCS business segment. As a result of these cost-saving actions, the Company will take a one-time charge, primarily in the first quarter of 2009, of approximately $9.0 million. The net effect of these charges, which will be excluded from non-GAAP results, is expected to be approximately $0.08 per diluted share.

Repatriation

In the first quarter of 2009, the Company expects to repatriate approximately $90 million of its accumulated income earned outside the United States. As a result of the anticipated repatriation, the Company recognized a one-time net after-tax benefit in the amount of $4.0 million, or $0.06 per diluted share, in the fourth quarter of 2008. The benefit was excluded from non-GAAP results, as were $0.4 million of advisory fees associated with the repatriation effort. The cash will be used for general corporate purposes.

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Sales for the RMS segment were $152.8 million in the fourth quarter of 2008, an increase of 5.3% from $145.2 million in the fourth quarter of 2007. Foreign currency translation reduced the sales growth rate by 2.1%. Sales growth was driven by continuing strong demand for research models in the bellwether United States market, and higher sales for the Consulting and Staffing Services business as well as In Vitro products. Lower fourth-quarter sales as a result of the divestiture of the Vaccine business in Mexico were substantially offset by the acquisition of MIR Preclinical Services, completed on September 15, 2008.

In the fourth quarter of 2008, the RMS segment’s GAAP operating margin was 26.2% compared to 27.1% in the fourth quarter of 2007. The lower margin reflected a greater proportion of services in the sales mix, as well as higher operating costs, particularly in North America, due to new capacity in California and Maryland. On a non-GAAP basis, which excluded charges of $0.9 million for acquisition-related amortization and $0.9 million related to the sale of our Vaccine business in Mexico and closure of our facility in Hungary, the operating margin was 27.3% compared to 27.6% for the same period in the prior year. Non-GAAP results in the fourth quarter of 2007 excluded $0.7 million of amortization related to acquisitions.

Preclinical Services (PCS)

Fourth-quarter 2008 net sales for the PCS segment were $158.6 million, a decrease of 8.3% from $172.9 million in the fourth quarter of 2007. The PCS sales decline was due primarily to slower market demand as a result of pharmaceutical and biotechnology companies’ restructuring and pipeline reprioritization, and the negative effect of foreign currency translation, which reduced the growth rate by 6.0%. The PCS sales decrease was partially offset by strong sales at our new Nevada facility and for our Biopharmaceutical Services business, which included the acquisition of NewLab BioQuality AG on September 9, 2008.

On a non-GAAP basis, which excluded the goodwill impairment, $6.7 million of acquisition-related amortization and a charge of $1.2 million for severance related to cost-saving actions, the PCS operating margin declined to 18.2% from 20.6% in the fourth quarter of 2007. The non-GAAP operating margin decline was due primarily to lower sales growth and the additional costs associated with the new preclinical facility in Nevada and the start-up of the new China facility, partially offset by expense management. As a result of the goodwill impairment, the fourth-quarter GAAP operating margin was (428.1%) compared to 13.1% in the fourth quarter of 2007.

Full-Year Results

For 2008, net sales increased by 9.2% to $1.34 billion, from $1.23 billion in 2007. Foreign exchange contributed approximately 1.3% to the sales growth rate.

On a GAAP basis, the net loss for 2008 was $521.8 million, or $7.76 per diluted share, including the goodwill impairment of $700.0 million, or $10.36 per diluted share. For 2007, net income was $154.4 million, or $2.25 per diluted share.

On a non-GAAP basis, net income for 2008 was $199.8 million, or $2.89 per diluted share, compared to $180.2 million, or $2.62 per diluted share, for 2007. Items excluded from non-GAAP results in 2008 and 2007 are as follows:

($ in millions)	2008	2007
Goodwill impairment	$700.0	--
Amortization related to acquisitions	$30.3	$33.5
Impairment and other charges (1)	$6.7	$6.3
Expenses associated with evaluating foregone acquisitions	$1.1	--
Gain on U.S. pension curtailment	($3.3)	--
Deferred tax revaluation related to convertible debt	$2.9	--
Tax impact of Massachusetts tax law change	$1.9	--
Tax benefit of repatriation of accumulated foreign earnings	($4.0)	--
Stock-based compensation related to Inveresk acquisition	--	$0.1
Gain on sale of UK real estate	--	($2.0)
Pre-acquisition Inveresk stock compensation taxes	--	$0.8
Deferred tax revaluation	--	($3.0)

(1) These items were related primarily to the Company’s disposition or closure of facilities in Massachusetts, Mexico and Hungary; severance related to cost-saving actions; and advisory fees related to the repatriation of accumulated foreign earnings.

Research Models and Services (RMS)

For 2008, RMS net sales were $659.9 million, an increase of 14.3% from net sales of $577.2 million in 2007. Foreign currency translation contributed 3.7% of the net sales growth. The RMS segment’s GAAP operating margin was 30.1% in 2008, compared to 30.7% for 2007. On a non-GAAP basis, the operating margin was 30.8% compared to 31.0% in 2007. The slight margin decrease was due primarily to the greater proportion of services in the sales mix and the second-quarter increase in operating expenses in Japan.

Preclinical Services (PCS)

For 2008, PCS net sales were $683.6 million, an increase of 4.6% over net sales of $653.4 million in 2007. The negative effect of foreign currency translation reduced the growth rate by 0.9%. On a non-GAAP basis, the operating margin was 19.9% in 2008, compared to 21.5% in 2007. The lower margin was the result of slower sales growth, additional costs associated with the transition to the new preclinical facility in Nevada and start-up costs in China. As a result of the goodwill impairment, the 2008 GAAP operating margin was (87.3%) compared to 15.8% in 2007.

2009 Guidance

The Company is providing the following guidance for 2009, which is based on current foreign exchange rates. This guidance assumes that the market for outsourced preclinical services will continue to experience more measured spending in 2009 by pharmaceutical and biotechnology clients as a result of restructuring and pipeline reprioritization, budget constraints and reduced funding for small biotechnology companies. The guidance also assumes a stronger second half of the year, and that non-GAAP earnings per share for the first quarter of 2009 will be below the fourth quarter of 2008. The sales guidance is net of the negative impact of foreign exchange, which is expected to reduce the growth rate by approximately 5.0%.

2009 GUIDANCE
Net sales	(2)% - (7)%
GAAP EPS estimate	$1.86 - $2.16
Amortization of intangible assets	$0.26
Charges related to cost-saving actions	$0.08
Adoption of FSP APB 14-1 (Convertible debt accounting change)	$0.10
Non-GAAP EPS estimate	$2.30 - $2.60

Webcast

Charles River Laboratories has scheduled a live webcast on Tuesday, February 10, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the non-cash goodwill impairment in the fourth quarter of 2008, amortization of intangible assets and other charges related to our acquisitions, charges related to the dispositions of our legacy preclinical facility in Worcester, Massachusetts, our Vaccine business in Mexico and our RMS facility in Hungary, expenses associated with evaluating bolt-on acquisitions we decided to forego, the impact of the revaluation of a deferred tax asset related to our convertible debt, the impact of our repatriation of accumulated foreign earnings, gains attributable to the curtailment of our U.S. pension plan, and the additional interest recorded as a result of the adoption of FSP APB 14-1. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2009 sales and earnings; the future demand for drug discovery and development products and services (particularly in light of the challenging economic environment), including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to improve overall operating efficiencies and profitability; the timing of the opening of new and expanded facilities by us and our competitors; our future stock purchase activities; future cost reduction activities by our customers; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth and foreign exchange impact. In addition, these statements include the availability of funding for our customers and the impact of economic and market conditions on them generally, and the anticipated strength of our balance sheet, the effects of our first-quarter 2009 cost-saving actions and other actions designed to manage expenses, operating costs and capital spending, and to streamline efficiency, the timing of our repatriation of accumulated income earned outside the United States, and the ability of the Company to withstand the current market conditions. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate the acquisitions of NewLab and MIR; a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 20, 2008, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our nearly 9,000 employees worldwide are focused on providing clients with exactly what they need to improve and expedite the discovery, development through first-in-human evaluation, and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007

Total net sales	$311,447	$318,028	$1,343,493	$1,230,626
Cost of products sold and services provided	199,372	200,265	832,784	752,435
Gross margin	112,075	117,763	510,709	478,191
Selling, general and administrative	55,339	56,535	230,159	217,491
Goodwill impairment	700,000	-	700,000	-
Amortization of intangibles	7,532	9,094	30,312	33,509
Operating income	(650,796)	52,134	(449,762)	227,191
Interest income (expense)	(2,155)	(1,339)	(5,318)	(8,321)
Other income (expense)	(3,429)	333	(5,930)	(1,448)
Income (loss) before income taxes and minority interests	(656,380)	51,128	(461,010)	217,422
Provision for income taxes	6,279	12,181	61,944	59,400
Income (loss) before minority interests	(662,659)	38,947	(522,954)	158,022
Minority interests	351	1	687	(470)
Income (loss) from continuing operations	(662,308)	38,948	(522,267)	157,552
Income (loss) from discontinued businesses, net of tax	424	(2,038)	424	(3,146)
Net income (loss)	$(661,884)	$36,910	$(521,843)	$154,406

Earnings (loss) per common share
Basic:
Continuing operations	$(9.91)	$0.58	$(7.76)	$2.35
Discontinued operations	$0.01	$(0.03)	$0.01	$(0.05)
Net income	$(9.91)	$0.55	$(7.76)	$2.31
Diluted:
Continuing operations	$(9.91)	$0.55	$(7.76)	$2.29
Discontinued operations	$0.01	$(0.03)	$0.01	$(0.05)
Net income	$(9.91)	$0.52	$(7.76)	$2.25

Weighted average number of common shares outstanding
Basic	66,815,252	67,320,340	67,273,748	66,960,515
Diluted	66,815,252	70,525,144	67,273,748	68,735,936

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	December 27, 2008	December 29, 2007
Assets
Current assets
Cash and cash equivalents	$243,592	$225,449
Trade receivables, net	210,214	213,908
Inventories	96,882	88,023
Other current assets	67,218	79,477
Current assets of discontinued businesses	233	1,007
Total current assets	618,139	607,864
Property, plant and equipment, net	828,921	748,793
Goodwill, net	457,578	1,120,540
Other intangibles, net	136,100	148,905
Deferred tax asset	62,935	89,255
Other assets	52,058	85,993
Long-term assets of discontinued businesses	4,187	4,187
Total assets	$2,159,918	$2,805,537

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt & capital leases	$35,452	$25,051
Accounts payable	40,517	36,715
Accrued compensation	54,870	53,359
Deferred revenue	86,707	102,021
Accrued liabilities	60,741	61,366
Other current liabilities	22,676	23,268
Current liabilities of discontinued businesses	35	748
Total current liabilities	300,998	302,528
Long-term debt & capital leases	540,646	484,998
Other long-term liabilities	118,827	154,044
Total liabilities	960,471	941,570
Minority interests	422	3,500
Total shareholders’ equity	1,199,025	1,860,467
Total liabilities and shareholders’ equity	$2,159,918	$2,805,537

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Research Models and Services
Net sales	$152,841	$145,153	$659,941	$577,231
Gross margin	61,141	59,177	284,639	249,348
Gross margin as a % of net sales	40.0%	40.8%	43.1%	43.2%
Operating income	40,011	39,288	198,696	177,151
Operating income as a % of net sales	26.2%	27.1%	30.1%	30.7%
Depreciation and amortization	7,468	6,366	28,186	23,378
Capital expenditures	14,262	20,671	60,490	51,086

Preclinical Services
Net sales	$158,606	$172,875	$683,552	$653,395
Gross margin	50,934	58,586	226,070	228,843
Gross margin as a % of net sales	32.1%	33.9%	33.1%	35.0%
Operating income	(678,944)	22,678	(596,437)	103,541
Operating income as a % of net sales	-428.1%	13.1%	-87.3%	15.8%
Depreciation and amortization	15,425	16,908	62,997	63,001
Capital expenditures	32,789	68,694	136,591	175,950

Unallocated Corporate Overhead	$(11,863)	$(9,832)	$(52,021)	$(53,501)

Total
Net sales	$311,447	$318,028	$1,343,493	$1,230,626
Gross margin	112,075	117,763	510,709	478,191
Gross margin as a % of net sales	36.0%	37.0%	38.0%	38.9%
Operating income (loss)	(650,796)	52,134	(449,762)	227,191
Operating income as a % of net sales	-209.0%	16.4%	-33.5%	18.5%
Depreciation and amortization	22,893	23,274	91,183	86,379
Capital expenditures	47,051	89,365	197,081	227,036

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

		Three Months Ended		Twelve Months Ended
		December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Research Models and Services
	Net sales	$152,841	$145,153	$659,941	$577,231
	Operating income	40,011	39,288	198,696	177,151
	Operating income as a % of net sales	26.2%	27.1%	30.1%	30.7%
	Add back:
	Amortization related to acquisitions	872	748	2,602	1,873
	Goodwill impairment	-	-	-	-
	Impairment and other charges (2)	901	-	1,850	-
	Operating income, excluding specified charges (Non-GAAP)	$41,784	$40,036	$203,148	$179,024
	Non-GAAP operating income as a % of net sales	27.3%	27.6%	30.8%	31.0%

Preclinical Services
	Net sales	$158,606	$172,875	$683,552	$653,395
	Operating income	(678,944)	22,678	(596,437)	103,541
	Operating income as a % of net sales	-428.1%	13.1%	-87.3%	15.8%
	Add back:
	Amortization related to acquisitions	6,660	8,346	27,710	31,636
	Goodwill impairment	700,000	-	700,000	-
	Impairment and other charges (3)	1,190	4,587	4,423	6,269
	Gain on sale of UK real estate	-	-	-	(2,047)
	Pre-acquisition Inveresk stock compensation taxes	-	-	-	845
	Operating income, excluding specified charges (Non-GAAP)	$28,906	$35,611	$135,696	$140,244
	Non-GAAP operating income as a % of net sales	18.2%	20.6%	19.9%	21.5%

Unallocated Corporate Overhead		$(11,863)	$(9,832)	$(52,021)	$(53,501)
	Add back:
	Impairment and other charges (4)	416	-	416	-
	Stock-based compensation related to Inveresk acquisition	-	-	-	94
	Goodwill impairment	-	-	-	-
	Expensed deal costs	-	-	1,125	-
	U.S. pension curtailment	-	-	(3,276)	-
	Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(11,447)	$(9,832)	$(53,756)	$(53,407)

Total
	Net sales	$311,447	$318,028	$1,343,493	$1,230,626
	Operating income	(650,796)	52,134	(449,762)	227,191
	Operating income as a % of net sales	-209.0%	16.4%	-33.5%	18.5%
	Add back:
	Amortization related to acquisition	7,532	9,094	30,312	33,509
	Stock-based compensation related to Inveresk acquisition	-	-	-	94
	Goodwill impairment	700,000	-	700,000	-
	Impairment and other charges (2)(3)(4)	2,507	4,587	6,689	6,269
	Expensed deal costs	-	-	1,125	-
	U.S. pension curtailment	-	-	(3,276)	-
	Gain on sale of UK real estate	-	-	-	(2,047)
	Pre-acquisition Inveresk stock compensation taxes	-	-	-	845
	Operating income, excluding specified charges (Non-GAAP)	$59,243	$65,815	$285,088	$265,861
	Non-GAAP operating income as a % of net sales	19.0%	20.7%	21.2%	21.6%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.
(2)	Reported results in 2008 include the sale of the Company's Vaccine business in Mexico and closure of the Company's facility in Hungary.
(3)	Reported results in 2008 include the disposition of and accelerated exit from the Company's Worcester, MA facility and severance costs related to cost-saving actions. Reported results in 2007 include the accelerated exit from the Company's Worcester, MA facility.
(4)	Reported results in 2008 advisory fees incurred in connection with repatriation of accumulated foreign earnings.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

		Three Months Ended		Twelve Months Ended
		December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007

	Net income (loss)	$(661,884)	$36,910	$(521,843)	$154,406
	Less: Discontinued operations	(424)	2,038	(424)	3,146
	Net income (loss) from continuing operations	(662,308)	38,948	(522,267)	157,552
	Add back:
	Amortization related to acquisitions	7,532	9,094	30,312	33,509
	Stock-based compensation related to Inveresk acquisition	-	-	-	94
	Goodwill impairment	700,000	-	700,000	-
	Impairment and other charges (2)	2,507	4,587	6,689	6,269
	Expensed deal costs	-	-	1,125	-
	Pension curtailment	-	-	(3,276)	-
	Gain on sale of UK real estate	-	-	-	(2,047)
	Pre-acquisition Inveresk stock compensation taxes	-	-	-	845
	Deferred tax revaluation	-	(2,104)	2,921	(3,011)
	Tax effect of goodwill impairment	(2,897)	-	(2,897)	-
	Mass tax law change	1,897	-	1,897	-
	Tax benefit of repatriation	(4,045)	-	(4,045)	-
	Tax effect	(3,021)	(4,622)	(10,690)	(12,984)
	Net income from continuing operations, excluding specified charges (Non-GAAP)	$39,665	$45,903	$199,769	$180,227

	Weighted average shares outstanding - Basic	66,815,252	67,320,340	67,273,748	66,960,515
	Effect of dilutive securities:
	2.25% senior convertible debentures	-	1,419,547	776,387	481,136
	Stock options and contingently issued restricted stock	185,968	1,517,587	1,009,781	1,160,369
	Warrants	3,510	267,670	87,420	133,916
	Weighted average shares outstanding - Diluted	67,004,730	70,525,144	69,147,336	68,735,936

	Basic earnings (loss) per share	$(9.91)	$0.55	$(7.76)	$2.31
	Diluted earnings (loss) per share	$(9.91)	$0.52	$(7.76)	$2.25

	Basic earnings per share, excluding specified charges (Non-GAAP)	$0.59	$0.68	$2.97	$2.69
	Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.59	$0.65	$2.89	$2.62

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.
(2)

Reported results in 2008 include the sale of the Company's Vaccine business in Mexico and closure of the Company's facility in Hungary; the disposition of and accelerated exit from the Company's Worcester, MA facility; severance costs related to cost-saving actions and advisory fees incurred in connection with repatriation of accumulated foreign earnings. Reported results in 2007 include the accelerated exit from the Company's Worcester, MA facility.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF ORGANIC NET SALES GROWTH (1)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Research Models and Services
Net sales	$152,841	$145,153	$659,941	$577,231
(Positive)/negative impact of foreign exchange	3,038	-	(21,599)	-
Impact of acquisitions and divestiture, net (2)	(1,904)	(2,305)	(2,223)	(2,305)
Organic sales	153,975	142,848	636,119	574,926
Organic sales growth	7.8%		10.6%

Preclinical Services
Net sales	$158,606	$172,875	$683,552	$653,395
(Positive)/negative impact of foreign exchange	10,454	-	6,103	-
Impact of acquisitions and divestiture, net (2)	(4,681)	-	(5,821)	-
Organic sales	164,379	172,875	683,834	653,395
Organic sales growth	-4.9%		4.7%

Total
Net sales	$311,447	$318,028	$1,343,493	$1,230,626
(Positive)/negative impact of foreign exchange	13,492	-	(15,496)	-
Impact of acquisitions and divestiture, net (2)	(6,585)	(2,305)	(8,044)	(2,305)
Organic sales	318,354	315,723	1,319,953	1,228,321
Organic sales growth	0.8%		7.5%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.
(2)	Acquisitions represent MIR Preclinical Services, completed on September 15, 2008, and NewLab BioQuality AG, completed on September 9, 2008. Divestiture represents the sale of our Vaccine business in Mexico at the end of the third quarter of 2008 (organic growth calculation excludes only fourth-quarter 2007 sales).

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Associate Director, Public Relations